FOR IMMEDIATE RELEASE


CONTACT: MARK W. JARMAN                   RICHARD A. SANTA
         VP OF CORPORATE DEVELOPMENT      CHIEF FINANCIAL OFFICER
         DYNAMIC MATERIALS CORPORATION    DYNAMIC MATERIALS CORPORATION
         303-604-3923                     303-604-3938


                        DMC EVALUATES OPTIONS IN LIGHT OF
                 TERMINATION OF PURCHASE AGREEMENT BY AMETEK

(Lafayette, CO - October 22, 1999) Dynamic Materials Corporation, (Nasdaq:
BOOM), `DMC', today confirmed that it has been notified by AMETEK that AMETEK has terminated the Asset Purchase Agreement (the Purchase Agreement) signed by both companies on June 22, 1999. DMC believes AMETEK has no basis for termination of the Purchase Agreement. However, the Company is evaluating its position and will consider all available options to protect the interests of its stockholders, employees and its customers.

The Company also announced that it has signed a deferral and waiver agreement with its bank that defers certain principal payments that were due on September 30, 1999 and waives covenant defaults until December 30, 1999. In light of AMETEK's decision to terminate the Purchase Agreement, the Company is evaluating various business strategies and financing alternatives in an effort to restructure its bank financing or re-capitalize the Company's balance sheet.


                                    # # #